UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 16, 2009, Kenneth Cole Productions, Inc. (“the Company”) released its 2008 Letter to Shareholders included in the Company’s 2008 Annual Report to be mailed to shareholders of record as of April 8, 2009 on or about April 17, 2009.  A copy of the 2008 Letter to Shareholders is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 2008 Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  April 16, 2009

By:      /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

2008 Letter to Shareholders

Exhibit 99.1

KENNETH COLE PRODUCTIONS, INC. 2008 LETTER TO SHAREHOLDERS

Dear Fellow Shareholders,

Kenneth Cole Productions celebrated its 25th anniversary in 2008 - an important milestone in the life of a company.  Today the Kenneth Cole brand is a distinctive, dual gender, full lifestyle brand, built upon a strong fashion heritage and a unique social voice.

Our business now encompasses more than 25 product categories sold in over 6,500 points of distribution in 70 countries worldwide.  Global retail sales of Kenneth Cole products are estimated at $1.5 billion and we continue to rank as one of the most recognized fashion brands with exceptionally high levels of consumer affinity.  These are important achievements of which we are proud.

2008 was also noteworthy from a leadership perspective.  We constructed a new leadership model - with Kenneth as Chairman and Chief Creative Officer focusing on product, marketing and public relations, and Jill as CEO running the day-to-day business.  We believe this new model will better enable the brand to realize its full potential, while also allowing the Company to operate more effectively so that we deliver increased value to our shareholders.

Of course, 2008 will also be remembered as a year of vast economic and political change.  The world was a very different place at the end of the year than it was at the beginning.  While the business climate in 2008 was challenging, we still take responsibility for our own performance and are disappointed with our results.  Sales were down 4% to $492 million and we generated a loss for the year, driven by the significant sales decline and margin pressure in the critical fourth quarter.

That said, there were several bright spots last year.  We saw impressive growth in our e-commerce business, our outlet stores and many of our international markets.  Our business became more diversified, with roughly half of our sales coming from Wholesale and the other half coming from Consumer Direct and Licensing - which we believe is a healthier business model.  We also maintained a strong balance sheet.  At the end of the year, we had $65 million in cash, no long-term debt, and 10% lower inventory than the prior year.

While we are living in unprecedented times, we also view this as a time of opportunity.  Throughout 2008 and in early 2009, we took decisive steps to begin the process of reinventing ourselves.  We collectively defined a vision for the business, and agreed upon the key objectives.

We realigned our organizational structure to support our strategy, and continued to build our talent and capabilities to help make the vision become reality.  We also reduced our expense base.  As a result of these actions, we are already leaner and more focused.  We believe we are now better able to respond to challenges and opportunities in the marketplace.  In addition, the team is energized by the new management structure, has a new sense of purpose, and shares a common vision for the future.

Our overarching goal for Kenneth Cole is to be recognized as “the quintessential metropolitan lifestyle brand for modern men and women who are confident, clever and cool.”  To achieve this vision, we have identified a core set of initiatives that we believe will make us a stronger, more focused business that delivers improved profitability regardless of the environment.  These initiatives are as follows:

Energize the Brand.  We spent considerable time in 2008 refining our brand vision to enhance the emotional connection with our customers and become more relevant and aspirational.  To leverage the power of our brand, we are working to communicate our vision more clearly and consistently across all consumer touch points, channels and geographies.

Our Spring 2009 campaign, entitled The Future is About to be Redressed, maintains our social voice while being more fashion focused and lifestyle driven. The campaign reinforces our unique brand identity with consumers and has been well received by our business partners around the world.

Create Compelling Product.  The hallmark of any great brand is its product.  We have been working to evolve our offerings to deliver compelling product - for multiple wearing occasions based on the needs of today’s consumers.  In addition, we are modifying our assortment models to improve the balance between fashion and core items while enhancing the price/value relationship.  Importantly, we are also focused on improving product quality, increasing speed-to-market, and collaborating more closely with our licensing partners to enhance design consistency across all categories.

We are working to reinvent our Kenneth Cole women’s footwear business.  We have introduced lower opening price-points within our Kenneth Cole men’s footwear and sportswear businesses. Our Le Tigre business with JCPenney is growing, and we see further opportunities for this brand across a variety of channels and geographies. In short, we are confident that our product will continue to improve and deliver greater value to consumers.

Accelerate Retail.  We believe that long term, there is significant opportunity in the Direct-to-Consumer channels.  Our stores and website provide us with the ability to showcase the brand more effectively and create a memorable and engaging experience for our consumers.  While our full-price retail business underperformed in 2008, we have developed a model for success, and will use 2009 to validate the model before rolling out additional stores.

Our outlet business, on the other hand, delivered solid performance in 2008 and we anticipate opening 10 to 15 new outlets in 2009 consistent with our long-term strategy.  Despite the difficult marketplace, we believe these new outlets should deliver positive ROI in year 1.  We are also extremely pleased with the performance of our e-commerce business, and know there is unrealized potential in this rapidly growing channel—both in terms of sales and the halo it can create for our brand.

Revitalize Wholesale.  Our roots are in wholesale, and we are intent on revitalizing business in this channel.  Over the past several months, we rationalized our portfolio, consolidating the Tribeca brand into other lines and terminating the Bongo license.  We believe this will enable us to refocus our efforts on exploiting the potential of Kenneth Cole New York and Kenneth Cole Reaction.  We also created a unified sales organization across all categories, and are working closely with our wholesale partners to explore new opportunities and develop strategies to maximize business in these challenging times.

Go Global.  Our international business remains underpenetrated and we expect it to be a significant opportunity for future growth.  We are working to accelerate growth in existing markets with a focus on Canada, parts of Europe, South America and the Middle East.  We are also preparing to enter select new markets in Asia, and hope to have stores open in these markets by 2010.

Build a Winning Culture.  Our ability to evolve our culture will be critical to our future success.  We have streamlined our organization to enable better, faster decision making and ensure greater collaboration.  We have also focused on increasing role clarity to foster greater accountability, and are implementing a new pay-for-performance program that better aligns the goals of our associates with those of our shareholders.

It is also our goal to make a difference in the world around us.  Our focus on social issues is a critical part of our DNA.  Staying true to our core, we chose to use our 25th anniversary as a platform to launch AWEARNESS—an initiative that supports, encourages, and empowers acts of service, volunteerism and social change.  Now, more than ever, we need to work together to effect change and build a more promising future.  As we have said before, “You can change your outfit, you can outfit change…or both.”

We believe our Company is well positioned to capitalize on future opportunities. 2009 promises to be a challenging year for retail, so our financial planning will be conservative.  This means tight control of inventory, expenses and capital investments.  At the same time, we will aggressively push product innovation, focus on building the brand, and work hard to optimize the customer experience in all channels of distribution.  In tough times, the best brands win.  It is our goal not only to survive, but to thrive and take market share in the process.

This year, in lieu of a traditional annual report format, we have again created a dynamic video that provides highlights of 2008 and an overview of future growth plans.  The video format is more environmentally friendly, enabling us to direct our resources in a more meaningful way.  To view the video, visit our website at kennethcole.com, click on the “About Us” menu and then select “Investors”.

We are optimistic about the future, and are laying a solid foundation for growth. We have begun the process of transformation.  We have a great brand, a talented team, and a strong balance sheet.  Now we will instill a laser-sharp focus on delivering improved results.  We expect top-tier performance and will evolve our products, marketing and in-store experience to engage and captivate consumers.  We will persevere and expect to emerge stronger when the economy rebounds.

As always, we are grateful for the support and dedication of our talented associates, our world-class partners and suppliers, and our loyal customers and shareholders.

KENNETH COLE

Chairman and Chief Creative Officer

JILL GRANOFF

Chief Executive Officer